ESCROW AGREEMENT dated as of March 1, 1999, among The Pacific Lumber Company ("PL"), Salmon Creek Corporation ("Salmon Creek") and Citibank, N.A. (the "Escrow Agent").

Salmon Creek is receiving (net of certain expenses to be paid pursuant to the Headwaters Escrow Instructions among PL, Salmon Creek, Scotia Pacific Company LLC ("ScoPac") and the United States of America) an aggregate of approximately $299.5 million in cash (the "Cash") in connection with the sale of certain property known as the "Headwaters Forest". PL will cause Salmon Creek to deposit all but $15 million (representing the estimated expenses (the "Expenses" which shall include, without limitation, the stated amount of any letters of credit and the amount of any other security posted within 90 days of the date hereof pursuant to any agreement executed and delivered contemporaneously with the sale of the Headwaters Forest) of PL and its subsidiaries in connection with the negotiation and consummation of the sale of the Headwaters Forest and the other agreements executed and delivered contemporaneously therewith) of the Cash in escrow for the benefit of ScoPac to be held and disposed of as herein provided. It is the intention of PL and Salmon Creek that the Escrowed Funds (as hereinafter defined) be used, to the extent determined to be necessary by ScoPac after the date hereof, to support the Timber Notes issued by ScoPac.

In consideration of the execution of the Agreement and the mutual covenants herein contained, the parties agree as follows:

     1. Deposit of Cash. Upon the execution and delivery of this Agreement, Salmon Creek will deliver to the Escrow Agent, all but $15 million of the Cash (such delivery shall be accomplished by depositing such Cash into the account of Salmon Creek at the Escrow Agent, such account a restricted account subject to this Agreement) (the amount of the Cash deposited by Salmon Creek is hereinafter referred to as the Escrowed Funds). The Escrow Agent shall acknowledge receipt of the actual amount of the Escrowed Funds deposited by Salmon Creek when such Escrowed Funds have been received by the Escrow Agent. The Escrowed Funds shall be deposited initially into an escrow account in the custody of the Escrow Agent. Escrowed Funds received in immediately available funds and received no later than 1:00 p.m. New York time on the date of deposit shall be invested in the AIM Prime Portfolio Private Class Fund, until such time as the Escrow Agent has received written direction from ScoPac to liquidate such investment or has been otherwise directed in writing by Salmon Creek pursuant to Section 2. In the event that it shall be determined by PL that the Expenses are less than $15 million, PL shall cause Salmon Creek to make an additional deposit (the "Additional Deposit") under this Escrow Agreement in an amount equal to the amount by which $15 million exceeds the actual amount of the Expenses. In the event that all or a portion of that certain property known as the Grizzly Creek grove is sold while this Agreement remains in effect, then PL shall make an Additional Deposit hereunder equal to the net proceeds of such sale. Any Additional Deposit shall become part of the Escrowed Funds for all purposes of this Agreement. The Escrowed Funds shall remain the property of Salmon Creek (or PL, in the case of the Grizzly Creek deposit) unless and until disbursed pursuant to
          Section 3 hereof.

     2.   Investment of Escrowed Funds.

          (a) Investment by Investment Managers. From time to time, Salmon Creek may direct that the investment of a portion of the Escrowed Funds (up to a maximum amount equal to the difference between the total amount of the Escrowed Funds minus the Escrowed Funds invested directly by the Escrow Agent pursuant to Section 2(b)), be made in Eligible Investments by one of the investment management institutions listed on Schedule A hereto (collectively, the "Investment Managers") by delivery to the Escrow Agent of a certificate, in the form attached hereto as Annex 1 (an "Investment Request"), signed by Salmon Creek. Investment Requests must be received by the Escrow Agent by 11:30 a.m., New York time. Any Investment Request received by the Escrow Agent after 11:30 a.m., New York time will be deemed to have been received on the next business day. The Escrow Agent shall deliver the funds requested in the Investment Request (which shall not be an amount in excess of the purchase price of the securities to be acquired plus customary fees and expenses) out of the Escrowed Funds to the Investment Manager, against confirmed delivery by such Investment Manager to, and receipt by the Escrow Agent of, certificates or instruments evidencing ownership of the Eligible Investments purchased by such Investment Manager, together with any other required documents. Such securities, certificates, instruments and other documents referred to in the foregoing sentence shall be delivered to and shall be held by the Escrow Agent either directly or through the Federal Reserve/Treasury Book-Entry System for United States and federal agency securities, The Depository Trust Company, a clearing agency registered with the Securities and Exchange Commission, or through any other clearing agency or similar depository. The Escrow Agent shall have no duty to determine whether, or to verify that, any investment made pursuant to an Investment Request constitutes an Eligible Investment, except to verify the due execution of the Investment Request.

          (b) Investment by Escrow Agent. $10 million of Escrowed Funds (plus income accrued thereon as from the date hereof) shall at all times be held in the AIM Prime Portfolio Private Class Fund unless (i) Salmon Creek shall instruct the Escrow Agent in writing to invest all or a portion of such Escrowed Funds in another institutional money market fund registered under the Investment Company Act of 1940 or (ii) the Escrow Agent shall have received a request for the disbursement thereof in the form of Annex 2 attached hereto or in accordance with the provisions of Section 5(k).

     3. Disposition of Escrowed Funds. From time to time, ScoPac may direct the Escrow Agent to disburse Escrowed Funds as directed by it (whereupon such funds shall no longer constitute Escrowed Funds) by delivery to the Escrow Agent of a certificate in the form attached hereto as Annex 2 (a "Disbursement Request"). In the event that, in order to comply with a Disbursement Request, investments of Escrowed Funds made at the direction of Salmon Creek must be liquidated, the Escrow Agent shall notify Salmon Creek and request that Salmon Creek arrange for the liquidation of the applicable investment, whereupon the Escrow Agent will release the certificates or instruments evidencing ownership of the investments to be sold against delivery to the Escrow Agent by the Investment Manager of the sale proceeds of such liquidated investments. If Salmon Creek shall fail to promptly comply with the preceding sentence, the Escrow Agent shall sell the investments itself in order to satisfy such Disbursement Request and, to the extent it is unable to sell such investments and additional funds are required, the Escrow Agent shall, subject to
          Section 5(k) hereof, request instructions from a court of competent jurisdiction and shall liquidate or deliver for liquidation such investments in accordance with such instructions once received. As soon as practicable after receipt by the Escrow Agent of the proceeds of the sale of such investment, the Escrow Agent shall deliver such Escrowed Funds as and to the extent directed in such Disbursement Request.

     4. Investments; Disposition of Income. "Eligible Investments" means any one or more of the following, which, in each case, matures (or is redeemable by the holder thereof without the incurrence of a loss) not later than one year from the date on which funds are invested therein: (a) direct obligations of, and obligations fully guaranteed or insured by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America; (b) demand deposits (including but not limited to controlled disbursement accounts or other similar accounts) and time deposits with, and certificates of deposit and bankers' acceptances issued by, the Escrow Agent or any bank or trust company organized under the laws of the United States of America or any State thereof whose unsecured, unguaranteed long-term senior debt obligations are rated "AA" by Standard & Poor's ("S&P") and "Aa2" by Moody's Investors Service, Inc. ("Moody's") or higher, or whose unsecured, unguaranteed commercial paper obligations are rated "A-1" by S&P and/or "P-1" by Moody's or higher; (c) repurchase agreements entered into with entities whose unsecured, unguaranteed long-term debt obligations are rated "AA" by S&P and "Aa2" by Moody's or higher, or whose unsecured unguaranteed commercial paper obligations are rated "A-1" by S&P and/or "P-1" by Moody's or higher, pursuant to a written agreement with respect to any obligation described in clause (a) above, (d) commercial paper (including both noninterest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not later than 270 days from the date of acquisition thereof) and having a rating of "A-1" by S&P and/or "P-1" by Moody's or higher; (e) taxable auction rate securities commonly known as "money market notes" that at the time of purchase have been rated and the ratings for which (i) for direct issues, must not be less than "P-1" if rated by Moody's and not less than "A-1" if rated by S&P, or (ii) for collateralized issues which follow the asset coverage tests set forth in the Investment Company Act of 1940, as amended, must have long-term ratings of at least "AAA" if rated by S&P and "Aaa" if rated by Moody's; (f) direct obligations or shares of any money market fund or other similar investment company all of whose investments consist of obligations described in the foregoing clauses of this definition and that is rated "Aam" by S&P and "Aa" by Moody's or higher; (g) any investments hereafter developed which are substantially comparable to those described above or (h) any investments that have been approved by a majority vote of the ScoPac Board of Managers (including the affirmative vote of the two independent managers). Any income received by the Escrow Agent from investments of the Escrowed Funds (whether made by the Escrow Agent or by Investment Managers) shall be added to the Escrowed Funds, be deemed deposited in accordance with Section 1 hereof, and be distributed as provided in this Agreement. The Escrow Agent shall be held harmless and fully indemnified by PL and Salmon Creek, in accordance with the provisions of Section 5(c) hereof, against any claims arising from the action or inaction of Salmon Creek, including, without limitation, Salmon Creek's failure to arrange for the liquidation of any investment in accordance with the provisions of Section 3 hereof.

     5. Concerning the Escrow Agent. (a) The Escrow Agent shall not be required to invest any funds held hereunder except as directed in writing pursuant to Section 2 of this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

          (b) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against the Escrow Agent. The
          Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement. The Escrow Agent's duties are ministerial in nature. The Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder.

          (c) The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder, except for its own gross negligence or willful misconduct, and except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent. The other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, taxes, damages and expenses, including reasonable attorneys fees and disbursements, arising out of or in connection with this Escrow Agreement including the legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, or as a result of any liquidation of any such investment prior to its maturity, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Funds, or any loss of interest incident to any such delays or for the failure of the parties to give the Escrow Agent any instructions to invest or reinvest the Escrowed Funds or any earnings thereon.

          (d) The Escrow Agent shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

          (e) The Escrow Agent may consult with legal counsel of its own choosing at the expense of the parties hereto with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with any advice of such counsel.

          (f) The Escrow Agent does not have any interest in the Escrowed Funds deposited hereunder but is serving as escrow agent only and having only possession thereof. Any payments of income from this Escrow Agreement shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax identification, number certification, or W-8 forms for nonresident alien certifications. This paragraph and paragraph (c) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

          (g) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other documents or instrument held by or delivered to it.

          (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

          (i) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrowed Funds, subject to subparagraph (1) below, to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of the Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Escrowed Funds until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final and nonappealable order of a court of competent jurisdiction.

          (j) The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

          (k) In the event of any disagreement resulting in adverse claims or demands being made in connection with the Escrowed Funds and of which the Escrow Agent has been put on written notice by PL, Salmon Creek or ScoPac, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Funds until the Escrow Agent shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the Escrowed Funds or (ii) a written agreement executed by the other parties hereto and ScoPac directing delivery of the Escrowed Funds, in which event the Escrow Agent shall disburse the Escrowed Funds in accordance with such order or agreement.

          (l) The Escrow Agent shall be paid by Salmon Creek the fee to be set forth on Schedule B hereto. All fees shall be paid in United States currency and payable in the United States at the office of the Escrow Agent. It is understood that the Escrow Agent's fees may be adjusted from time to time to conform with its then current guidelines.

          (m) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) which mentions the Escrow Agent's name or the rights, powers or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties, behalf unless the Escrow Agent shall first have given its specific written consent thereto.

          (n) The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instruction given by the parties hereto.

          (o) The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to initiate or defend any legal proceedings which may be instituted against it in respect of the subject matter of this Escrow Agreement. If the Escrow Agent does elect to act it will do so only to the extent that it is indemnified to its satisfaction against the cost and expense of such defense or initiation.

          (p) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrowed Funds (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrowed Funds), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

     6. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or telecopy (with hard copy to follow), or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand or telecopied, or if mailed, when received, as follows:

          (a)  if to PL, to:  The Pacific Lumber Company
                              125 Main Street
                              Scotia, CA 95565
                              Fax: (707) 764-2222

          Attention:     President

          with copies to:     Kramer Levin Naftalis & Frankel LLP
                              919 Third Avenue
                              New York, NY 10022 3903

          Attention:     Martin Balsam

          (b)  if to Salmon Creek, to:  Salmon Creek Corporation
                                        5847 San Felipe, Suite 2600
                                        Houston, TX 77057
                                        Fax: (713) 267-3704

          Attention:     Treasury Dept.

          (c)  if to the Escrow Agent, to:        Citibank, N.A.
                                                  Escrow Administration
                                                  111 Wall Street,
                                                       5th Floor
                                                  New York, NY  10043

          Attention:     Debbie DeMarco
                         Tel: (212) 657-5923
                         Fax: (212) 657-3866

     7. Termination. This Escrow Agreement shall automatically terminate upon the complete distribution of the Escrowed Funds in accordance with the terms hereof.

     8. Successors. This Escrow Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, provided that this Agreement may not be assigned by any party without the prior written consent of the other parties, which consent will not be unreasonably withheld except that the Escrow Agent may assign this Agreement to its parent holding company or any subsidiary or affiliate upon written notice to, but without obtaining the consent of, the other parties hereto.

     9. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State. Each of PL and Salmon Creek hereby submits to the personal jurisdiction of, and each agrees that all proceedings relating hereto shall be brought in, courts located within The City and State of New York. Each of PL and Salmon Creek hereby waives the right to trial by jury and to assert counterclaims (other than mandatory counterclaims) in any such proceedings. To the extent that in any jurisdiction any of PL or Salmon Creek may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each hereby irrevocably agrees not to claim, and hereby waives, such immunity. Each of PL or Salmon Creek waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.
          Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further question.

     10. Entire Agreement. This Escrow Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     11. Amendments. Except as expressly provided in this Escrow Agreement, no amendment, modification, termination, cancellation, recision or supersession to this Escrow Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto and ScoPac (as authorized by the consent or majority vote of the ScoPac Board of Managers (including the affirmative consent or vote of the two independent managers)). The Escrow Agent shall execute any amendment to this Agreement signed by each of the other parties hereto and ScoPac (as authorized by the consent or majority vote of the ScoPac Board of Managers (including the affirmative consent or vote of the two independent managers)) that does not adversely affect the rights or increase the duties of the Escrow Agent hereunder.

     12. Counterparts. This Escrow Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

     13. Interpretation. The headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

     14. Severability. If any provision of this Escrow Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

     15. Third Party Beneficiary. ScoPac shall be a third party beneficiary of this Agreement. The Noteholders and the Trustee, as such terms are defined in the Indenture between ScoPac and State Street Bank and Trust Company, are not third party beneficiaries of this Agreement and shall have no right or entitlement to enforce this Agreement.

     16. Representations. Each of PL and Salmon Creek hereby represents and warrants (a) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Escrow Agreement by it does not and will not violate any applicable law or regulation.


     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed and delivered as of the date first above written.

                              THE PACIFIC LUMBER COMPANY

                              By:  /s/ Paul N. Schwartz

                                   Name:  Paul N. Schwartz
                                   Title:  Vice President


                              SALMON CREEK CORPORATION

                              By:  /s/ Paul N. Schwartz

                                   Name:  Paul N. Schwartz
                                   Title:  Vice President


                              CITIBANK, N.A., as Escrow Agent

                              By:  /s/ Debbie DeMarco

                                   Name:  Debbie DeMarco
                                   Title:  Assistant Vice President

                                                                    ANNEX 1


                             INVESTMENT REQUEST

     Salmon Creek Corporation ("Salmon Creek"), hereby instructs Citibank, N.A. (the "Escrow Agent") to deliver to [_______________] (the "Investment Manager") the amount of [$______________] of Escrowed Funds (as such term is defined in the Escrow Agreement dated as of March 1, 1999 by and among Salmon Creek, The Pacific Lumber Company and the Escrow Agent (the "Escrow Agreement")), against delivery by the Investment Manager to the Escrow Agent of certificates or instruments evidencing ownership of the following securities: ______________ (the "Purchased Securities") in the following manner:

          Trade Date: _______________________________________
          Settlement Date:___________________________________
          Par Amount: _______________________________________
          Discount Amount: __________________________________
          Payment to Broker: ________________________________
          Cusip Number: _____________________________________
          Broker Name and DTC Code: _________________________
          Maturity Rate: ____________________________________
          Rate: _____________________________________________
          Total Purchase / Sell Price: ______________________

     The Purchased Securities constitute Eligible Investments, as defined in the Escrow Agreement. The amount requested hereby does not exceed the purchase price paid by the Investment Manager for the Purchased Securities plus customary fees and expenses.

     IN WITNESS WHEREOF, each of the undersigned has executed this Certificate as of the ____ day of ____________, ________.

                                   SALMON CREEK CORPORATION
                                   _________________________
                                   Authorized Signatory


                                                                    ANNEX 2


                                CERTIFICATE


     The undersigned, the Secretary of Scotia Pacific Company LLC (the "Company") does hereby certify that (capitalized terms used herein and not defined shall have the meaning ascribed thereto in the Indenture dated as of July 20, 1998 between the Company and State Street Bank and Trust Company, as Trustee (the "Indenture")):

     1. Attached hereto as Exhibit A are true, complete and correct copies of resolutions duly adopted by the Board of Managers of the Company (the "Resolutions"); such resolutions have not been amended, modified or rescinded since this adoption and are in full force and effect on the date hereof. Unless the Resolutions authorize the payment of funds exclusively to or to the order of the Trustee under the Indenture or the Collateral Agent under the Indenture, at least one of the following clauses (a), (b) or (c) is true and correct as of the date hereof: (a) the Resolutions were adopted by a majority of the Board of Managers of the Company (including the affirmative vote of the two independent managers), (b) a Rating Agency Confirmation has been received that gives effect to the release or disposition of funds directed by the Resolutions, or (c) the Company has received an opinion from a nationally recognized investment banking firm to the effect that, based on the revised harvest schedule and the other assumptions provided to such firm and set forth in a certificate delivered to such firm, the funds that would be available to the Company based on such harvest schedule, assumptions and otherwise under the Indenture after giving effect to the release or disposition of funds directed by the Resolutions would be adequate to (i) pay Scheduled Amortization (as such term is defined in the Indenture) on the Class A-1 and Class A-2 Timber Notes and (ii) amortize the Class A-3 Timber Notes on a schedule consistent with the original harvest schedule as of July 9, 1998 (assuming that the Class A-3 Timber Notes are not refinanced on January 20, 2014).

     2. Pursuant to the Resolutions, Citibank, N.A., as Escrow Agent, is hereby directed to transfer Escrowed Funds, including interest accrued thereon, held pursuant to the Escrow Agreement dated as of March 1, 1999, among The Pacific Lumber Company, Salmon Creek Corporation and the Escrow Agent as follows.
[


                                                                          ]

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the __ day of ____________, ________.


                                   _______________________
                                   Secretary